UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2017

Date of Report (Date of Earliest Event Reported)

PFO GLOBAL, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-167380	65-04332
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14401 Beltwood Parkway W., Suite 115
Farmers Branch, Texas	75244
(Address of Principal Executive Offices)	(Zip Code)

(817) 251-4333

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03     Bankruptcy or Receivership.

On January 31, 2017, PFO Global, Inc. and its wholly owned subsidiaries (“PFO” or the “Company”), filed for reorganization under Chapter 11, U.S.C. Section 101, et. seq.  The bankruptcy cases are pending in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division and are being jointly administered under Bankruptcy Case No. 17-30355 (the “Chapter 11 Case”).

The Company will continue to operate its business as “debtor-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. The Company intends to preserve value and accommodate an eventual going-concern sale of PFO’s business operations. The Company believes that the Chapter 11 process will enable the Company’s business to continue operating in a different entity with a more suitable financial structure and to better service its customers.

The Bankruptcy Court approved the Company obtaining up to $.4 million in post-petition debtor-in- possession financing from its senior secured lender, Hillair Capital Investments L.P. (“Hillair”), which provides the Company with liquidity to maintain its operations in the ordinary course of business during the Chapter 11 process. PFO has filed a series of motions with the Bankruptcy Court requesting authorization to continue normal operations. The Company expects that it will continue to work with certain of its current vendors and customers without interruptions, and that others will cease to conduct business with the Company.

For access to Bankruptcy Court documents and other general information about the Chapter 11 Case, please visit http://www.txnb.uscourts.gov.

Item 2.04     Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Case described in Item 1.03 above constitutes an event of default that accelerated the Debtor’s obligations under the following agreements (collectively, the “Debt Documents”). Any efforts to enforce such payment obligations under the Debt Documents are automatically stayed as a result of the Chapter 11 Case and the holders’ rights to enforcement in respect of the Debt Documents are subject to the applicable provisions of the Bankruptcy Code.

Senior Secured Convertible Debentures	$10,668,000
Notes payable - related parties	4,625,521
Series A notes	3,002,500
Convertible notes	2,045,000
Royalty obligation	1,750,000
Secured bridge notes	943,370
Notes payable - other	475,000
Total	$23,509,391

This report contains “forward-looking statements” within the meaning of the federal securities laws. Statements included in this current report that are not historical facts (including any statements regarding plans and objectives of management for future operations or economic performance, or assumptions). These statements can be identified by the use of forward-looking terminology including “anticipate,” “continue,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “potential,” “should,” “target,” “will,” or other similar words. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of the filing of this report. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include, among other things, those set forth in our filings with the Securities and Exchange Commission. All forward-looking statements included in this report are based on information available to us on the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this report.

The Company cautions its security holders that trading in the Company’s securities during the pendency of the Chapter 11 Case will be highly speculative and will pose additional, substantial risks in addition to the various risks that the Company has previously disclosed in its press releases and filings with the Securities and Exchange Commission. Trading prices for the Company’s securities may not bear any substantive relationship to any recovery that the Company’s security holders may obtain in the Chapter 11 Case. In that context, the Company cannot provide any assurance in respect of the scope or amount, nature, or timing of any recovery for any such holders. Accordingly, we urge extreme caution with respect to existing and future investments in our securities.

A plan of reorganization, sale of assets or liquidation may result in the holders of the Company’s securities receiving little or no distribution in respect of their interests and cancellation of their existing securities. If certain requirements of the Bankruptcy Code are met, a Chapter 11 plan of reorganization could be confirmed notwithstanding its rejection by the Company’s security holders and notwithstanding the fact that such security holders do not receive or retain any property on account of their security interests under such plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2017	PFO GLOBAL, INC.

/s/ Matthew Cevasco
Name: Matthew Cevasco
Title: Chief Executive Officer